As filed with the Securities and Exchange Commission on October 31, 1996
                                                  Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              ____________________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ___________________

                        IMPERIAL CREDIT INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        California                      6162                      95-4054791
(State of Other Jurisdiction      (Primary Standard           (I.R.S. Employer
      of Incorporation         Industrial Classification     Identification No.)
      or Organization)              Code Number)

                           23550 Hawthorne Boulevard
                             Building #1, Suite 110
                              Torrance, CA  90505
                    (Address of Principal Executive Offices)

                      SENIOR MANAGEMENT STOCK OPTION PLAN
                            (Full Title of the Plan)

                                H. Wayne Snavely
                                   President
                        Imperial Credit Industries, Inc.
                             Building #1, Suite 110
                              Torrance, CA  90505
                                 (310) 791-8022
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Thomas J. Poletti, Esq.
                            Deborah M. Sturman, Esq.
                          Freshman, Marantz, Orlanski,
                                 Cooper & Klein
                        9100 Wilshire Boulevard, 8-East
                                 (310) 273-1870
                            Telecopy: (310) 274-8357


                        CALCULATION OF REGISTRATION FEE

 =========================================================================================
                                                   Proposed     Proposed
                                                   Maximum      Maximum
                                                   Offering     Aggregate      Amount of
Title of Securities              Amount to be      Price per    Offering     Registration
 to be Registered                 Registered         Share      Price (1)         Fee
------------------------------------------------------------------------------------------
Common Stock, no par value...   854,840 shares     $0.8846      $756,191.46      $229.15
------------------------------------------------------------------------------------------
Common Stock, no par value...   687,788 shares     $1.4001      $962,971.97      $291.81
------------------------------------------------------------------------------------------
Total........................................................................    $520.96
==========================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to certain executive officers and directors of the Registrant as specified by Rule 428(b)(1).

PROSPECTUS                      1,542,628 SHARES
                        IMPERIAL CREDIT INDUSTRIES, INC.
                                  COMMON STOCK



                               REOFFER PROSPECTUS

                 _____________________________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

     This Prospectus relates to up to 1,542,628 shares of Common Stock of Imperial Credit Industries, Inc., a California corporation ("ICII" or the "Company"), subject to purchase by certain affiliates of the Company (the "Option Holders") pursuant to the exercise of senior management stock options granted to such persons under their Employment and Senior Management Stock Option Agreements (the "Stock Options" and, together with the Employment Agreements, the "Plan"). Pursuant to their current terms, the Stock Options expire on December 31, 2001. The Company will not receive any proceeds from the sale of shares of Common Stock underlying the Stock Options by the Option Holders.

        SEE "RISK FACTORS" FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD
                 BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
                          COMMON STOCK OFFERED HEREBY.

                  ___________________________________________


                The date of this Prospectus is October 30, 1996.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. A copy of the Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Commission. The Registration Statement, including the exhibits and schedules thereto, as well as such reports and other information filed by the Company with the Commission, can be inspected, without charge, and copied at the public reference facilities maintained by the Commission at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048, Suite 1300, and 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, Suite 1400. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission. Reports, proxy statements and other information concerning the Company can also be inspected at the National Association for Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, copies of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information incorporated herein). Requests for such documents should be directed to Karen Montandon, Investor Relations, Imperial Credit Industries, Inc., 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California 90505, telephone number: (310) 373-1704.

     The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                               PROSPECTUS SUMMARY


     All references to the "Company" herein refer, unless otherwise stated or unless the context otherwise requires, to Imperial Credit Industries, Inc. and its subsidiaries on a consolidated basis. References to "ICII" herein refer to Imperial Credit Industries, Inc. on a stand alone basis. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

     This Prospectus covers the resale of up to 1,542,628 shares of the Company's Common Stock by certain Option Holders who may purchase such Common Stock upon exercise of the Stock Options as more fully described in the Plan. Pursuant to their present terms, the Senior Management Stock Options held by an Option Holder expire on December 31, 2001.

     Purchasers of the Common Stock offered by this Prospectus should carefully consider the information set forth under the heading "Risk Factors" below.

     The Company is a diversified specialty finance company offering financial products, principally through its subsidiaries, in the following four sectors: non-conforming residential mortgage lending, commercial mortgage lending, business finance lending and consumer lending.

     The Company's strategy is to concentrate its lending activities in select high-margin commercial and consumer markets in which loan and lease products originated or purchased by the Company can be readily sold through securitization or whole loan sales in the secondary market. The Company emphasizes (i) opportunistic expansion into niche segments of the financial services industry, (ii) conservative underwriting and credit guidelines, (iii) loan and lease originations on a wholesale basis to maintain low overhead, (iv) securitization or sale in the secondary market of substantially all of the Company's loans and leases other than those held by its subsidiary, Southern Pacific Thrift & Loan Association ("SPTL"), for investment and (v) business and financial flexibility to allow withdrawal from or entry into business segments if warranted by market conditions.

     Since 1995, the Company has attempted to diversify its loan and lease products by focusing on the creation and acquisition of additional finance businesses in order to reduce dependency on residential mortgage lending. When acquiring new businesses or targeting expansion opportunities, the Company seeks to retain existing management or recruit experienced management to help make continued growth possible and to reduce the risks associated with market entry.

     The financial products offered by the Company consist of loans and leases in the following four sectors:

     . non-conforming residential mortgage lending -- non-conforming single family mortgage loans
     .    commercial mortgage lending -- franchise loans and income property
     . consumer lending -- sub-prime auto loans, home improvement loans and other consumer credit

     The majority of the Company's loans and leases, other than those held by SPTL for investment, are sold in the secondary market through securitizations and whole loan sales. Securitizations and whole loan sales provide the Company with greater flexibility and operating leverage by allowing the Company to generate fee and interest income through originations and investments in loans with a significantly smaller capital commitment than that required by traditional portfolio lenders. In addition, the Company believes that the use of securitizations results in a lower overall cost of funds. SPTL also accepts Federal Deposit Insurance Corporation ("FDIC") insured deposits which are used to finance SPTL's lending activities through several active divisions.

     ICII was incorporated in California in 1986. The Company's principal executive offices are located at 23550 Hawthorne Boulevard, Building One, Suite 110, Torrance, California, 90505, and its telephone number is (310) 373-1704


                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following factors, in addition to the other information presented in this Prospectus and in the other information incorporated by reference herein, in connection with an investment in the Common Stock offered hereby. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

NEW BUSINESSES

     In 1995, the Company diversified away from the conforming residential mortgage lending business, the Company's traditional focus, and into other specialty finance lending businesses. In connection with the Company's diversification strategy, the Company sold substantially all of its conforming residential mortgage loan origination business. The Company significantly expanded several existing businesses and commenced several new businesses, including equipment leasing, non-conforming residential mortgage lending, manufactured housing community lending, franchise mortgage lending, asset-based commercial lending and loan participations. Prior to the expansion and commencement of these new businesses, the Company had little or no experience in operating such businesses. Although the Company believes that these new and expanded businesses are currently managed by individuals who have significant experience in the applicable areas, there can be no assurance that the Company's efforts to become a diversified specialty finance company will prove successful or that it can manage these new and expanded businesses successfully.

VOLATILITY OF CAPITALIZED EXCESS SERVICING FEES RECEIVABLE

     As a fundamental part of its business and financing strategy, the Company sells substantially all of its loans and leases through securitization. In a securitization, the Company sells loans or leases that it has originated or purchased to a trust or special purpose entity for a cash purchase price and an interest in the loans or leases securitized. The cash price is raised through an offering of pass-through certificates by the trust or special purpose entity. Following the securitization, the purchasers of the pass-through certificates receive the principal collected and the investor pass-through interest rate on the principal balance of the loans or leases, while the Company receives the excess servicing fees (the "Excess Servicing Fees"). The Excess Servicing Fees represent the excess interest collected after credit losses on loans or leases sold over the sum of the pass-through interest rate less a normal servicing fee, a trustee fee and an insurance fee related to such loans or leases over the life of the loans or leases.

     A substantial portion of the Company's gross income is recognized as gain on each sale of loans or leases, which gain represents the present value of the estimated Excess Servicing Fees, less origination and underwriting costs ("Capitalized Excess Servicing Fees Receivable"). Capitalized Excess Servicing Fees Receivable represents residual interests in the trust or special purpose entity to which such loans or leases have been sold. The Company recognizes such gain on sale of loans or leases in the year in which such loans or leases are sold, although cash (representing the Excess Servicing Fees) is received by the Company over the life of the loans or leases. Concurrent with recognizing such a gain on sale, the Company records Capitalized Excess Servicing Fees Receivable as an asset on its balance sheet.

     Capitalized Excess Servicing Fees Receivable is determined by computing the present value of the excess of the weighted average coupon on the loans or leases sold over the sum of: (1) the coupon in the pass through certificates,
(2) a base servicing fee paid to the loan or lease servicer and (3) expected losses to be incurred on the portfolio of loans or leases sold, and considering prepayment assumptions. Prepayment assumptions are based on recent evaluations of the actual prepayments of the Company's servicing portfolio or on market prepayment rates on new portfolios and consideration of the current interest rate environment and its potential impact on prepayment rates. The cash flows expected to be received by the Company, net of expected losses, are then discounted at an interest rate that the Company believes an unaffiliated third-party purchaser would require as a rate of return on a financial instrument with such characteristics. Expected losses are discounted using a rate equivalent to the risk-free rate for securities with a duration similar to that estimated for the underlying loans or leases sold. The excess servicing cash flows are only available to the Company to the extent that there is no impairment of the credit enhancements established at the time the loans or leases are sold.

     Capitalized Excess Servicing Fees Receivable is amortized using the interest method. To the extent that actual results are different from the excess cash flows the Company estimated, the Company's Capitalized Excess Servicing Fees Receivable will be adjusted quarterly with corresponding charges made against income in that period. Any such charge against income may have a material adverse effect on the Company's results of operations. Those Capitalized Excess Servicing Fees Receivable retained in the form of interest-only and residual certificates in loan securitizations by the Company's subsidiary, Southern Pacific Funding Corporation, are held as trading securities and are adjusted to their respective market values quarterly with corresponding charges and credits made to income in the adjustment period. The carrying value of the Company's Capitalized Excess Servicing Fees Receivable was subject to the provisions of EITF 88-11.

     The Company's consolidated balance sheet reflects substantial Capitalized Excess Servicing Fees Receivable. Capitalized Excess Servicing Fees Receivable is computed using prepayment, default, discount rate and interest rate assumptions that the Company believes market participants would use for similar instruments at the time of sale. There is no liquid market for Capitalized Excess Servicing Fees Receivable. Therefore, no assurance can be given that all or any portion of Capitalized Excess Servicing Fees Receivable could be sold at its stated value on the consolidated balance sheet.

     On the Company's consolidated balance sheet, the amount of Capitalized Excess Servicing Fees Receivable is reduced as cash is received by the trust or special purpose entity holding the loans or leases pooled and sold. Although the Company believes that it has made reasonable assumptions, on a pool-by-pool basis of Capitalized Excess Servicing Fees Receivable likely to be realized, it should be recognized that the rates of prepayment and default or other assumptions utilized by the Company represent estimates. Actual experience may vary from these estimates.

GOVERNMENT REGULATION; POSSIBLE ENFORCEMENT ACTION

     The Company's operations are subject to regulation by federal, state and local government authorities, as well as to various laws and judicial and administrative decisions, that impose requirements and restrictions affecting, among other things, the Company's loan originations, credit activities, maximum interest rates, finance and other charges, disclosures to customers, the terms of secured transactions, collection, repossession and claims-handling procedures, multiple qualification and licensing requirements for doing business in various jurisdictions, and other trade practices. Except as set forth below, the Company believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations. There can be no assurance that more restrictive laws, rules or regulations will not be adopted in the future that could make compliance much more difficult or expensive, restrict the Company's ability to originate, purchase or sell loans or leases, further limit or restrict the amount of interest and other charges earned on loans originated or purchased by the Company, further limit or restrict the terms of loan or lease agreements, or otherwise adversely affect the business of the Company. In addition, changes in government sponsored loan programs could adversely affect the Company's business.

     As a California chartered industrial loan company with deposits insured by the FDIC, SPTL is subject to extensive federal and state governmental supervision, regulation and control, including regulation by the FDIC and the California Commissioner of Corporations (the "Commissioner"). Future legislation and government policy could adversely affect the thrift and loan industry, including SPTL. The full impact of such legislation and regulation cannot be predicted and future changes may alter the structure and competitive relationship among financial institutions. In addition, federal and state law impose standards with respect to, and regulatory authorities have the power in certain circumstances to limit or prohibit, transactions between ICII and SPTL and between SPTL and any of ICII's other subsidiaries, the growth of SPTL's assets and liabilities and the payment of dividends from SPTL to ICII, among other things. SPTL is also required to maintain capital ratios in accordance with regulatory requirements.

     The California Department of Corporations and the FDIC recently completed a joint examination of SPTL. As a result of such examination, SPTL entered into a joint Memorandum of Understanding with the FDIC and the Department of Corporations. The Memorandum of Understanding requires certain measures to be taken in the areas of: (i) hiring and retention of management; (ii) adoption of systems to monitor and control risk; (iii) correction of certain violations of law; (iv) credit review; and (v) enhancement of other operational policies.
SPTL does not believe that this informal agreement will have an adverse effect on the Company. In the event that SPTL fails to comply with the Memorandum of Understanding, SPTL could be subject to various enforcement actions, including cease and desist orders, criminal or civil penalties, removal from office or the revocation of SPTL's charter. Any such enforcement action could have a material adverse effect on the Company.

LIQUIDITY NEEDS AND DEPENDENCE ON SECURITIZATION AND WAREHOUSE FACILITIES TO FINANCE LENDING ACTIVITIES

     The Company has an ongoing need for capital to finance its lending activities. This need is expected to increase as the volume of the Company's loan and lease originations and acquisitions increases. The Company's primary cash requirements include the funding of (i) loan and lease originations and acquisitions pending their pooling and sale, (ii) points and expenses paid in connection with the acquisition of wholesale loans, (iii) fees and expenses incurred in connection with its securitization programs, (iv) over collateralization or reserve account requirements in connection with loans and leases pooled and sold, (v) ongoing administrative and other operating expenses,
(vi) interest and principal payments under ICII's $90 million principal amount of Senior Notes due 2004 (the "Notes") and (vii) the costs of the Company's warehouse credit and repurchase facilities with certain financial institutions. The Company has financed its activities through repurchase facilities, warehouse lines of credit from financial institutions, including SPTL, public offerings of capital stock of ICII, the issuance of the Notes and securitizations. The Company believes that such sources, together with the net proceeds of this offering, will be sufficient to fund the Company's liquidity requirements for the foreseeable future. Any future financing may involve the issuance of additional Common Stock or other securities, including securities convertible into or exercisable for Common Stock, and any such issuance may dilute the equity interest of purchasers of the Common Stock offered hereby.

     The Company currently pools and sells through securitization a substantial portion of the loans or leases which it originates or purchases, other than loans held by SPTL for investment. Accordingly, adverse changes in the securitization market could impair the Company's ability to originate, purchase and sell loans or leases on a favorable or timely basis. Any such impairment could have a material adverse effect upon the

Company's business and results of operations. In addition, the securitization market for many types of assets is relatively undeveloped and may be more susceptible to market fluctuations or other adverse changes than more developed capital markets. Finally, any delay in the sale of a loan or lease pool could cause the Company's earnings to fluctuate from quarter to quarter.

     In a securitization, the Company recognizes a gain on sale of the loans or leases securitized upon the closing of the securitization, but does not receive the cash representing all of the gain until it receives the Excess Servicing Fees, which are payable over the actual life of the loans or leases securitized. As a result, such transactions may result in reduced or no cash flows to the Company for an extended period.

     In addition, in order to gain access to the secondary market for loans and leases, the Company has relied on monoline insurance companies to provide guarantees on outstanding senior interests in the trusts to which such loans and leases are sold to enable it to obtain an "AAA/Aaa" rating for such interests. Any unwillingness of the monoline insurance companies to guarantee the senior interests in the Company's loan or lease pools could have a material adverse effect on the Company's financial position and results of operations.

     The Company is dependent upon its ability to access warehouse credit and repurchase facilities, in addition to its ability to continue to pool and sell loans and leases in the secondary market, in order to fund new originations and purchases. The Company has adequate warehouse lines of credit and repurchase facilities, and expects to be able to maintain existing warehouse lines of credit and repurchase facilities (or to obtain replacement or additional financing) as arrangements expire or become fully utilized; however, there can be no assurance that such future financing will be obtainable on favorable terms. To the extent that the Company is unable to arrange new warehouse lines of credit and repurchase facilities, the Company may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Company's operations and financial position.

ECONOMIC CONDITIONS

     General

     The risks associated with the Company's businesses become more acute in any economic slowdown or recession. Periods of economic slowdown or recession may be accompanied by decreased demand for consumer and commercial credit and declining real estate and other asset values. In the secured lending business, any material decline in collateral values increases the loan-to-value ratios of loans previously made and leases previously entered into by the Company, thereby weakening collateral coverage and increasing the possibility of a loss in the event of a default. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. In addition, in an economic slowdown or recession, the Company's servicing costs will increase. Any sustained period of increased delinquencies, foreclosures, losses or increased costs could adversely affect the Company's ability to sell loans or leases through securitization and could increase the cost of selling loans or leases through securitization, which in either case could adversely affect the Company's financial condition and results of operations.

     Interest Rates

     The Company's profitability may be directly affected by the level of and fluctuations in interest rates because they affect the Company's ability to earn a spread between interest received on its loans and leases and the costs of its liabilities. While the Company monitors the interest rate environment and employs a hedging strategy designed to reduce the impact of changes in interest rates, there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates. In addition, an increase in interest rates may decrease the demand for consumer or commercial credit. A substantial and sustained increase in interest rates could adversely affect the Company's ability to purchase or originate loans or leases, reduce the average size of loans and leases underwritten by the Company and reduce the gains recognized by the Company upon their securitization and sale. A significant decline in interest rates could decrease the size of the Company's loan and lease servicing portfolio by increasing the level of loan and lease prepayments which shortens the life and impairs the value of the Capitalized Excess Servicing Fees Receivable. Fluctuating interest rates also may affect the net income earned by the Company resulting from the difference between the yield to the Company on loans and leases held pending sale and funds borrowed by the Company to finance the origination or purchase of such loans and leases. In addition, inverse or flattened interest yield curves could have an adverse impact on the profitability of the Company because the loans or leases pooled and sold by the Company are priced based on long-term interest rates while the senior interests in the related trusts are priced on the basis of intermediate United States Treasury rates.

     The Company generates a substantial volume of adjustable rate residential mortgage loans. Substantially all such adjustable rate mortgages include a "teaser" rate, i.e., an initial interest rate significantly below the fully-indexed interest rate at origination. Although these loans are underwritten at the fully-indexed rate at origination, credit-impaired borrowers may encounter financial difficulties as a result of increases in the interest rate over the life of the loan. Further, some adjustable rate non-conforming residential mortgage loans may be subject to periodic and life payment caps that result in some portion of the interest accruing on such adjustable rate mortgage loans being deferred and added to the principal outstanding. This could result in receipt by the Company of less cash income on its adjustable rate non-conforming residential mortgage loans than it is required to pay in interest on the related borrowings, which do not have such payment caps.

     To reduce risks associated with its originations and purchases of loans and leases, the Company enters into transactions designed to hedge interest rate risks, including mandatory and optional forward selling of mortgage loans or mortgage-backed securities, interest rate caps and floors and buying and selling of futures and options on futures. The nature and quantity of the hedging transactions is determined by management based on various factors, including market conditions and the expected volume of mortgage loan and equipment lease originations and purchases, and there have been no such limitations placed on management's use of certain instruments in such hedging transactions. No assurance can be given that such hedging transactions will offset the risks of changes in interest rates, and it is possible that there will be periods during which the Company could incur losses after accounting for or resulting from its hedging activities.

LIMITATIONS IMPOSED BY FINANCIAL COVENANTS OF THE NOTES

     The indenture for the Notes (the "Indenture"), contains financial and operating covenants of ICII whereby ICII agrees to take or refrain from taking, and to cause its subsidiaries to take or refrain from taking, certain actions regarding the financial operations of ICII and its subsidiaries. The Indenture provides that, subject to certain exceptions, ICII will not and will not permit its subsidiaries to create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness in excess of $5 million, unless (i) such indebtedness is under a mortgage loan repurchase agreement or repurchase facility with an original maturity not to exceed 180 days, (ii) such indebtedness is under a warehouse line of credit or similar facility secured primarily by mortgage loans or equipment lease receivables held for sale, (iii) such indebtedness is incurred by a Special Purpose Subsidiary (as defined in the Indenture), or (iv) no default shall have occurred and be continuing under the Indenture, and (A) such indebtedness is not subordinated in right of payment to the Notes and does not require any principal payment, redemption payment or sinking fund payment thereon, in whole or in part, to be made on or prior to the stated maturity date of the Notes and (B) immediately after giving effect thereto, the aggregate principal amount of ICII's adjusted consolidated indebtedness (as defined in the Indenture) would not exceed 200% of ICII's adjusted net worth (as defined in the Indenture) as of the last day of the immediately preceding fiscal quarter. The Indenture does not permit ICII's Board of Directors to waive such covenants. Future financing agreements to which ICII or any of its subsidiaries is a party may also contain financial and operating covenants. The foregoing limitations in the Indenture and any such future financing agreements could adversely impact ICII's ability to implement its growth strategy. Failure to comply with the obligations contained in these agreements could result in an event of default under such agreements which could permit acceleration of the indebtedness under the Notes or any such future agreement. ICII has experienced certain defaults under provisions of the Indenture, which defaults have been cured as of the date hereof. However, there can be no assurance that future defaults will not occur and, if waivers cannot be obtained, that the amounts owing under the Indenture or any such future financing agreement will not be accelerated.

CONTINGENT RISKS

     Although the Company sells a majority of the loans and leases which it originates or purchases (other than those held by SPTL for investment), the Company retains some degree of risk on substantially all loans and leases sold. During the period of time that loans or leases are held pending sale or securitization, the Company is subject to various risks associated with the lending business, including the risk of borrower default, the risk of foreclosure and the risk that an increase in interest rates would result in a decline in the value of such loans or leases. The documents governing the Company's securitization programs generally require (i) the Company to establish deposit accounts or (ii) the related trust or special purpose entity to build over-collateralization levels by retaining Excess Servicing Fees or applying Excess Servicing Fees to reduce the principal balances of the senior interests issued by the trust or special purpose entity. These actions serve as credit enhancement for the related trust or special purpose entity and are therefore available to fund losses realized on loans or leases held by such trust or special purpose entity. The Company provides substantial credit enhancement amounts in the form of deposit accounts and over-collateralization levels. The Company is subject to the risks of default and foreclosure following the sale of the loans or leases sold through securitization to the extent of the Excess Servicing Fees. In addition, documents governing the Company's securitization programs require the Company to commit to repurchase or replace loans or leases which do not conform to the representations and warranties made by the Company at the time of the sale. When borrowers are delinquent in making monthly payments on loans or leases included in a trust or special purpose entity and serviced by the Company, the Company is required to advance interest and principal payments with respect to such delinquent loans or leases. The Company may be required to fund such advances from the Company's available capital resources, but such advances will have priority of repayment from the succeeding month's payments.

CREDIT-IMPAIRED BORROWERS

     In the Company's sub-prime lending businesses, such as its non-conforming residential mortgage lending business and certain other businesses, the Company targets credit-impaired borrowers. Loans made to such borrowers may entail a higher risk of delinquency and higher losses than loans made to more creditworthy borrowers. While the Company believes that its underwriting policies and collection methods enable it to control the higher risks inherent in loans made to credit-impaired borrowers, no assurance can be given that such criteria or methods will afford adequate protection against such risks. In the event that loans originated or acquired by the Company (whether held for investment or serviced for others) experience higher delinquencies, foreclosures or losses than anticipated, the Company's financial condition or results of operations could be adversely affected.

RISKS OF CONTRACTED SERVICING

     The Company has sold or subcontracted all servicing generated by its non-conforming residential mortgage lending business to Advanta Mortgage Corp. USA. These arrangements allow the Company to increase the volume of non-conforming residential mortgage loans it originates and purchases without the overhead expense of a major servicing operation. While there are many qualified servicing organizations, the Company remains subject to risks associated with inadequate services or untimely termination. Many of the Company's borrowers require notice and reminders to keep their nonconforming residential mortgage loans current and to prevent delinquencies and foreclosures. A substantial increase in the Company's delinquency rate or foreclosure rate could adversely affect its ability to profitably access the capital markets for its financing needs, including future securitizations.

COMPETITION

     The businesses in which the Company competes are highly competitive. The Company faces significant competition from large securities firms, smaller boutique securities firms, commercial banks, mortgage banks, mortgage brokers, credit unions, thrift institutions, credit card issuers and finance companies, among others. Many of these competitors are substantially larger and have more capital and other resources than the Company. Competition can take many forms, including convenience in obtaining a loan or lease, customer service, marketing and distribution channels and interest rates charged to borrowers. In addition, the current level of gains realized by the Company and its competitors on the sale of their loans and leases could attract additional competitors into these markets, with the possible effect of lowering gains that may be realized on the Company's future loan and lease sales.

     Wholesale originations are expected to remain a significant part of the Company's loan and lease production programs. As a wholesale purchaser of loans and leases, the Company is exposed to fluctuations in the volume and cost of wholesale loans and leases resulting from competition with other purchasers of such loans and leases, market conditions and other factors.

ENVIRONMENTAL LIABILITIES

     In the course of its business, the Company has acquired, and may in the future acquire, real property securing loans that are in default. There is a risk that hazardous substances or waste, contaminants, pollutants or source thereof could be discovered on such properties after acquisition by the Company. In such event, the Company might be required to remove such substances from the affected properties at its sole cost and expense. There can be no assurances that the cost of such removal would not substantially exceed the value of the affected properties or the loans secured by such properties or that the Company would have adequate remedies against the prior owners or other responsible parties, or that the Company would not find it difficult or impossible to sell the affected real properties either prior to or following any such removal.

POTENTIAL DIVESTITURE OF IMPERIAL BANK'S SHARES

          The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") restricts the ability of state chartered banks, such as Imperial Bank, to hold equity securities and requires impermissible investments to be disposed of before December 19, 1996. Imperial Bank acquired its interest in the Company at its formation, which interest has been reduced by the Company's sale of common stock to third parties, as well as through sales of stock by Imperial Bank subsequent to the initial public offering of the Company. All of the shares of the Company's Common Stock held by Imperial Bank may be subject to divestiture under FDICIA. Imperial Bank has requested approval from the FDIC to retain its investment in the Company. FDIC has acknowledged receipt of the request and requested and received additional information on the Company and its activities. There can be no assurance that the FDIC will not require divestiture, or that such divestiture, if required, would not adversely affect the trading market for the Company's Common Stock.

                                USE OF PROCEEDS

          All of the shares of Common Stock that may be offered as a result of this registration will be sold by the Option Holders. The Company will not receive any proceeds from the sale of Common Stock Options by the Option Holders. Pursuant to their current terms, the Stock Options held by the Option Holders expire on December 31, 2001.

                              SELLING SHAREHOLDERS

          The Option Holders are affiliates of the Company (officers and members of the Company's Board of Directors). The following table sets forth certain information regarding the ownership of the Company's Common Stock by the Option Holders as of October 28, 1996, after giving full effect to the exercise of the Stock Options. Pursuant to their present terms, the Stock Options held by the Option Holders expire on December 31, 2001.

                                   Amount of Common                        Amount of Common
                                  Stock beneficially                      Stock beneficially
                                         owned                                   owned
                                    before offering                         after offering
                               -------------------------                -----------------------
                               Number of     Percentage                 Number of   Percentage
                               Shares of         of         Shares      Shares of       of
 Name of Beneficial Holder       Common     Outstanding      to be       Common     Outstanding
  and Selling Shareholder      Stock (2)       Shares       Sold(1)       Stock       Shares
----------------------------   ----------   ------------   ----------   ---------   -----------
H. Wayne Snavely               1,269,265         3.3%        917,052        352,213        *
Joseph R. Tomkinson              244,422          *          167,052         77,370        *
Stephen J. Shugerman             523,483         1.4%        458,524         64,959        *

---------------
* Less than one percent (1%)

(1)  Represents shares issuable upon exercise of the Stock Options.
(2)  Includes shares subject to stock options exercisable at October 28, 1996.



                              PLAN OF DISTRIBUTION

     The shares of Common Stock being offered by this Prospectus will be sold in standard dealers' transactions. The dealers who will be effecting such sales have not yet been identified, nor have the time, date or place of such sales been determined. The commissions and/or compensation to be payable to said dealers will be the standard competitive broker's commissions prevalent in the community where such dealers conduct their respective business. There is currently no plan of distribution, agreement, arrangement or understanding with any broker or dealer that has been entered into prior to the date of this Prospectus, nor is it anticipated that any such arrangement will be entered into except for the standard provisions and documentation involved in opening up a retail brokerage customer account. The Company expects that the shares of Common Stock when sold, will be sold for cash at the then-prevailing market price less the standard broker's commission. It is expected that the shares of Common Stock will be sold on the Nasdaq through the National Market either pursuant to this Prospectus or pursuant to Rule 144 under the Securities Act. No underwriter is currently expected to be involved in the sale of the shares of Common Stock.

                                 INCORPORATION BY REFERENCE

          The documents listed in Paragraphs (a) through (c) below are hereby incorporated by reference in this Prospectus. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus.

     (a)  The Company's latest Annual Report filed on Form 10-K.

     (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

     (c) The section of the Company's Registration Statement on Form S-1 (File No. 33-45606), filed with the Commission on February 10, 1992, entitled "Description of Securities", as amended by Amendments Nos. 1, 2 and 3, filed with the SEC on April 20, 1992, May 7, 1992, and May 18, 1992, respectively.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................     2

PROSPECTUS SUMMARY........................................................     3

RISK FACTORS..............................................................     4

USE OF PROCEEDS...........................................................    11

SELLING SHAREHOLDERS......................................................    11

PLAN OF DISTRIBUTION......................................................    11

INCORPORATION BY REFERENCE................................................    12


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Item 3. Incorporation of Documents by Reference.

             The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

          (a) The Registrant's latest Annual Report on Form 10-K.

          (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced annual Report.

          (c) The section of the Registrant's Registration Statement on Form S-1 (File No. 33-45606) filed with the Commission on February 10, 1992, entitled "Description of Securities," as amended by Amendments Nos. 1, 2 and 3, filed with the Securities and Exchange Commission on April 20, 1992, May 7, 1992, and May 18, 1992, respectively.

     Item 4. Description of Securities.

                    Not applicable.

     Item 5. Interests of Named Experts and Counsel.

                    Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Under Section 317 of the California General Corporation Law (the "CGCL"), the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the Registrant, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the Registrant, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Registrant and its shareholders provided that the specified court approval is obtained.

     As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the Registrant provide that the Registrant is authorized to provide indemnification for its directors and officers for breach of their duty to the Registrant and its shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The Registrant's By-Laws provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. In addition, agreements entered into by the Registrant with its directors and its executive officers require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with any proceeding to which any such person may be made a party by reason of the fact that such person was an agent of the Registrant (including judgments, fines and settlements in or of a derivative action, unless indemnification is otherwise prohibited by law), provided such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Articles of Incorporation of the Registrant provide that the personal liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Under
Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to the shareholders or an illegal loan or guaranty.

     Item 7. Exemption From Registration Claimed.

               Not applicable.

     Item 8. Exhibits.

     Exhibit
     Numbers
     -------

          4.1 Form of Employment Agreement dated effective as of January 1, 1992 by and between Registrant and H. Wayne Snavely incorporated by reference (and filed as Exhibit 10.3) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

          4.2 Form of Employment Agreement dated effective as of January 1, 1992 by and between Registrant and Joseph R. Tomkinson incorporated by reference (and filed as Exhibit 10.4) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

          4.3 Form of Employment Agreement dated effective as of January 1, 1992 by and between SPTL and Stephen J. Shugerman incorporated by reference (and filed as Exhibit 10.5) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

          4.4 Senior Management Stock Option Agreement dated effective as of January 1, 1992 by and between Registrant and H. Wayne Snavely incorporated by reference (and filed as Exhibit 10.6) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

          4.5 Senior Management Stock Option Agreement dated effective as of January 1, 1992 by and between Registrant and Joseph Tomkinson incorporated by reference (and filed as Exhibit 10.7) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

          4.6 Senior Management Stock Option Agreement dated effective as of January 1, 1992 by and between Registrant and Stephen Shugerman incorporated by reference (and filed as Exhibit 10.8) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

          4.7 Amendment No. 1 to Senior Management Stock Option Agreement by and between Registrant and H. Wayne Snavely effective as of January 1, 1992.

          4.8 Amendment No. 1 to Senior Management Stock Option Agreement by and between Registrant and Joseph R. Tomkinson effective as of January 1, 1992.

          4.9 Amendment No. 1 to Senior Management Stock Option Agreement by and between Registrant and Stephen J. Shugerman effective as of January 1, 1992.

          4.10 Form of Amendment No. 2 to Senior Management Stock Option Agreement by and between Registrant and H. Wayne Snavely effective as of September 30, 1995.

          4.11 Form of Amendment No. 2 to Senior Management Stock Option Agreement by and between Registrant and Joseph R. Tomkinson effective as of September 30, 1995.

          4.12 Form of Amendment No. 2 to Senior Management Stock Option Agreement by and between Registrant and Stephen J. Shugerman effective as of September 30, 1995.

          5    Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

          23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

          23.2 Consent of KPMG Peat Marwick LLP.

          24.1 Power of Attorney (included on signature page of Registration Statement).

     Item 9. Undertakings.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                       ---------

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

               Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Torrance, State of California, on this 30th day of October, 1996.


                                         IMPERIAL CREDIT INDUSTRIES, INC.


                                         By:/s/ H. Wayne Snavely
                                            _______________________
                                           H. WAYNE SNAVELY
                                           Chairman, President and
                                           Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Wayne Snavely and Kevin E. Villani and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                         Date
---------                      -----                         ----
/s/ H. Wayne Snavely
------------------------       Chairman of the Board,        October 30, 1996
H. WAYNE SNAVELY               President and Chief
                               Executive Officer and
                               Director (Principal
                               Executive Officer)
/s/ Kevin E. Villani
-------------------------      Chief Financial Officer       October 30, 1996
KEVIN E. VILLANI               (Principal Financial
                               Officer and Principal
                               Accounting Officer)

/s/ Stephen J. Shugerman
-------------------------      Director                      October 29, 1996
STEPHEN J. SHUGERMAN

/s/ Joseph R. Tomkinson
-------------------------      Director                      October 30, 1996
JOSEPH R. TOMKINSON

/s/ Robert S. Muehlenbeck
-------------------------      Director                      October 30, 1996
ROBERT S. MUEHLENBECK

Signature                         Title                      Date
---------                         ----                       ----
------------------------------    Director                   October __, 1996
G. LOUIS GRAZIADIO, III

/s/ Perry A. Lerner
------------------------------    Director                   October 30, 1996
PERRY A. LERNER

/s/ James Clayburn Laforce, Jr.
-------------------------------   Director                   October 30, 1996
JAMES CLAYBURN LAFORCE, JR.

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Numbers   Description
-------   -----------

4.1 Form of Employment Agreement dated effective as of January 1, 1992 by and between Registrant and H. Wayne Snavely incorporated by reference (and filed as Exhibit 10.3) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

4.2 Form of Employment Agreement dated effective as of January 1, 1992 by and between Registrant and Joseph R. Tomkinson incorporated by reference (and filed as Exhibit 10.4) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992,
          respectively).

4.3 Form of Employment Agreement dated effective as of January 1, 1992 by and between SPTL and Stephen J. Shugerman incorporated by reference (and filed as Exhibit 10.5) to the Registrants' Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

4.4 Senior Management Stock Option Agreement dated effective as of January 1, 1992 by and between Registrant and H. Wayne Snavely incorporated by reference (and filed as Exhibit 10.6) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

4.5 Senior Management Stock Option Agreement dated effective as of January 1, 1992 by and between Registrant and Joseph R. Tomkinson incorporated by reference (and filed as Exhibit 10.7) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992,
          respectively).

4.6 Senior Management Stock Option Agreement dated effective as of January 1, 1992 by and between Registrant and Stephen J. Shugerman incorporated by reference (and filed as Exhibit 10.8) to the Registrant's Registration Statement on Form S-1 (File No. 33-45606) and Amendment Nos. 1, 2 and 3 filed with the Securities and Exchange Commission on February 10, 1992, April 20, 1992, May 7, 1992 and May 18, 1992, respectively).

4.7 Amendment No. 1 to Senior Management Stock Option Agreement by and between Registrant and H. Wayne Snavely effective as of January 1, 1992.

4.8 Amendment No. 1 to Senior Management Stock Option Agreement by and between Registrant and Joseph R. Tomkinson effective as of January 1, 1992.

4.9 Amendment No. 1 to Senior Management Stock Option Agreement by and between Registrant and Stephen J. Shugerman effective as of January 1, 1992.

4.10 Form of Amendment No. 2 to Senior Management Stock Option Agreement by and between Registrant and H. Wayne Snavely effective as of September 30, 1995.

4.11 Form of Amendment No. 2 to Senior Management Stock Option Agreement by and between Registrant and Joseph R. Tomkinson effective as of September 30, 1995.

4.12 Form of Amendment No. 2 to Senior Management Stock Option Agreement by and between Registrant and Stephen J. Shugerman effective as of September 30, 1996.

5         Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

23.1      Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in
          Exhibit 5).

23.2      Consent of KPMG Peat Marwick LLP.

24.1      Power of Attorney (included on signature page of Registration
          Statement).

                                       2